CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Renn Fund and to the use of our report dated March 1, 2018 on the financial statements and financial highlights of Rend Fund. Such financial statements, financial highlights and report of independent registered public accounting firm appear in the 2017 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
August __, 2018